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                                                                     Exhibit 5.1




                   [Opinion of Sonnenschein Nath & Rosenthal]



                                  July 24, 2001


Insight Communications Company, Inc.
810 Seventh Avenue
New York, New York 10019

      Re:      Registration Statement on Form S-3
               Under the Securities Act of 1933
               --------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Insight Communications Company, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed concurrently herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance and sale from time to time pursuant to Rule 415(a)(1)(x) under the Securities Act of the following securities, with an aggregate public offering price of $500,000,000: shares of Class A common stock, $.01 par value per share, of the Company ("Class A Common Stock"); shares of preferred stock, $.01 par value per share, of the Company ("Preferred Stock"); debt securities of the Company ("Debt Securities"); warrants of the Company ("Warrants"); and subscription rights of the Company ("Subscription Rights"). This opinion is being delivered in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

         In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

         (a)      the Registration Statement;

         (b) the form of senior debt indenture between the Company and the trustee named therein;

         (c) the form of subordinated debt indenture between the Company and the trustee named therein;

         (d)      the Restated Certificate of Incorporation of the Company;

         (e)      the By-Laws of the Company as in effect on the date hereof;
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Insight Communications Company, Inc.
July 24, 2001
Page 2


         (f) corporate proceedings of the Company relating to the issuance of each of, respectively, the Class A Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Subscription Rights; and

         (g) and such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

         In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by use and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon the subject to the foregoing, we are of the opinion that:

         1. When (i) the Registration Statement has become effective under the Securities Act, and (ii) an issuance of the Class A Common Stock has been duly authorized by the Company, and upon issuance and delivery of certificates for the Class A Common Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for Class A Common Stock in accordance with the terms thereof, or conversion or exchange of Preferred Stock that, by their terms, are convertible into or exchangeable for Class A Common Stock, or upon the conversion or exchange of Debt Securities that, by their terms, are convertible into or exchangeable for Class A Common Stock, or upon the exercise of any Subscription Rights for Class A Common Stock in accordance with the terms thereof and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, the Class A Common Stock represented by such certificates will be validly issued, fully paid and non-assessable.

         2. When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of the Preferred Stock has been duly authorized and established by the Company, in accordance with the terms of the Restated Certificate of Incorporation, the By-Laws and applicable law, (iii) an appropriate Certificate or Certificates of Designation have been filed with the Secretary of State of the State of Delaware, and (iv) the issuance of such Preferred Stock has been duly authorized by the Company, and, upon issuance and delivery of certificates for such series of Preferred Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for Preferred Stock in accordance with the terms thereof, or upon the conversion or exchange of Debt Securities that, by their terms, are convertible into or exchangeable for Preferred Stock, or upon the exercise of any Subscription Rights for Preferred Stock in accordance with the terms thereof and receipt by the
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Insight Communications Company, Inc.
July 24, 2001
Page 3


Company of any additional consideration payable upon such exercise, the Preferred Stock represented by such certificates will be validly issued, fully paid and non-assessable.

         3. When (i) the Registration Statement has become effective under the Securities Act, (ii) an applicable indenture has been duly executed and delivered by the Company and the trustee named therein, (iii) the issuance of any series of Debt Securities has been duly authorized by the Company and the terms thereof have been duly established in accordance with the provisions of the indenture, and (iv) such Debt Securities have been duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding of the Company, any applicable underwriting agreement or purchase agreement, the indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for Debt Securities in accordance with the terms thereof, or upon the exercise of any Subscription Rights for Debt Securities in accordance with the terms thereof and receipt by the Company of any additional consideration payable upon such exercise, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms

         4. When (i) the Registration Statement has become effective under the Securities Act, (ii) a warrant agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement has been duly authorized by the Company and delivered by the Company and the warrant agent named therein and (iii) Warrants conforming to the requirements of the related warrant agreement have been duly authenticated by the warrant agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding taken by the Company, any applicable underwriting agreement or purchase agreement and the applicable warrant agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

         5. When (i) the Registration Statement has become effective under the Securities Act and (ii) a standby underwriting agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement has been duly authorized by the Company and delivered by the Company and the underwriters named therein, and assuming (a) that the terms of the Subscription Rights as set forth in the standby underwriting agreement are as described in the Registration Statement and/or the applicable prospectus supplement, (b) that the terms of the Subscription Rights as set forth in the standby underwriting agreement do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (c) that the Subscription Rights are then issued as contemplated in the Registration Statement and/or the applicable prospectus supplement, the Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
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Insight Communications Company, Inc.
July 24, 2001
Page 4


         Our opinions are subject to the effect of Federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

         Our opinions are subject to the effect of general principles of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

         We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, Delaware corporate law and the federal laws of the United States of America.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,

                                              SONNENSCHEIN NATH & ROSENTHAL


                                              By: /s/ Kenneth A. Rosenblum
                                                  ---------------------------
                                                      A Member of the Firm